Exhibit 3.1

INTERNATIONAL MARKET CENTERS, INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: International Market Centers, Inc., a Maryland corporation (the “Company”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all of the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

INCORPORATOR

James J. Hanks, Jr., whose address is 750 East Pratt Street, Suite 900, Baltimore, Maryland 21202, being at least 18 years of age, formed a corporation under the general laws of the State of Maryland on June 27, 2014.

ARTICLE II

NAME

The name of the corporation (the “Company”) is:

International Market Centers, Inc.

ARTICLE III

PURPOSE

The purposes for which the Company is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of these Articles, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Company in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 Saint Paul Street, Suite 1660, Baltimore, Maryland 21202. The name of the resident agent of the Company in the State of Maryland is CSC-Lawyers Incorporating Service Company, whose post address is 7 Saint Paul Street, Suite 1660, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

ARTICLE V

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

COMPANY AND OF THE STOCKHOLDERS AND DIRECTORS

Section 5.1 Number of Directors. The business and affairs of the Company shall be managed under the direction of the Board of Directors of the Company (the “Board”). The number of directors of the Company shall be [—], which number may be increased or decreased only by the Board pursuant to the Bylaws of the Company (the “Bylaws”) and subject to that certain Stockholders Agreement, dated [                    ], by and among the Company, International Market Centers, LP (“IMC LP”), Bain Capital, LLC (“Bain”) and Oaktree Capital Management, L.P. (“Oaktree” and together with Bain and each of their affiliates, the “Sponsors”), as may be amended from time to time (the “Stockholders Agreement”), for so long as the Stockholders Agreement remains in effect, but shall never be more than fifteen nor less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify are:

Ryan Cotton Manish Desai Scott Graves Robert J. Maricich Philip Loughlin Stephen Pagliuca Kaj Vazales [—] [—] [—]

Section 5.2 Vacancies. The Company elects, at such time as it becomes eligible under Section 3-802 of the MGCL to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board in setting the terms of any class or series of stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies. Notwithstanding the foregoing, for so long as the Stockholders Agreement remains in effect, in the case of a vacancy on the Board created by the removal or resignation of a director designated by a Sponsor, and a Sponsor or Sponsors are entitled under the Stockholders Agreement to designate a director to fill such vacancy, the Company must nominate an individual designated by such Sponsor or Sponsors for election to fill the vacancy.

Section 5.3 Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, and subject to the provisions of the charter of the Company (the “Charter”) and the Stockholders Agreement requiring consent of IMC LP and, in certain cases, the Sponsors to such actions, any such action shall be effective and valid if declared advisable by the Board and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 5.4 Authorization by Board of Stock Issuance. The Board may authorize the issuance from time to time of shares of stock of the Company of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

Section 5.5 Preemptive and Appraisal Rights. Except as may be provided by the Board in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by a contract approved by the Board, no holder of shares of stock of the Company shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Company or any other security of the Company which it may issue or sell. Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board, upon the affirmative vote of a majority of the Board and upon such terms and conditions as specified by the Board, shall determine that such rights apply, with respect to all or any shares of all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights. Notwithstanding the foregoing, in the event the Company is subject to the Maryland Control Share Acquisition Act, holders of shares of stock shall be entitled to exercise rights of an objecting stockholder under Section 3-708(a) of the MGCL, unless otherwise provided in the Bylaws.

Section 5.6 Indemnification. The Company shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Company or (b) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, member, manager, partner or trustee of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Company shall have the power, with the approval of the Board, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Company in any of the capacities described in (a) or (b) above and to any employee or agent of the Company or a predecessor of the Company.

Section 5.7 Determinations by Board. The determination as to any of the following matters, made by or pursuant to the direction of the Board, shall be final and conclusive and shall be binding upon the Company and every holder of shares of its stock: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of dividends, acquisition of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, cash flow, funds from operations, adjusted funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any shares of any class or series of stock of the Company) or of the Bylaws; the number of shares of stock of any class or series of the Company; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or of any shares of stock of the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; any interpretation of the terms and conditions of one or more agreements with any person, company, association, corporation, trust, partnership (limited or general) or other organization (but excluding, for the avoidance of doubt, the Stockholders Agreement); the compensation of directors, officers, employees or agents of the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board.

Section 5.8 REIT Qualification. If the Company elects to qualify for federal income tax treatment as a REIT, the Board shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Company as a REIT; however, if the Board determines that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT, the Board may revoke or otherwise terminate the Company’s REIT election pursuant to Section 856(g) of the Code. The Board, in its sole and absolute discretion, also may (a) determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Article VII is no longer required for REIT qualification and (b) make any other determination or take any other action pursuant to Article VII.

Section 5.9 Corporate Opportunities.

(a) The Company shall have the power to renounce, by resolution of the Board, any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are (i) presented to the Company or (ii) developed by or presented to one or more directors or officers of the Company.

(b) If any director or officer of the Company who is also an officer, employee or agent of the Sponsors or any of the Sponsors’ affiliates (each, a “Sponsor Affiliate”), acquires knowledge of a potential business opportunity, the Company renounces, on its behalf and on behalf of its subsidiaries, any potential interest or expectation in, or right to be offered or to participate in, such business opportunity to the maximum extent permitted from time to time by Maryland law, unless it is a Retained Opportunity (as defined below). Accordingly, except for Retained Opportunities, to the maximum extent permitted from time to time by Maryland law (a) no director designated by a Sponsor is required to present, communicate or offer any business opportunity to the Company or any of its subsidiaries and (b) the director designated by a Sponsor, on his or her own behalf or on behalf of a Sponsor or a Sponsor Affiliate, shall have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or entity other than the Company and its subsidiaries. The taking by a director designated by a Sponsor for himself or herself, or the offering or other transfer to another person or entity, of any potential business opportunity, other than a Retained Opportunity, whether pursuant to the Charter or otherwise, shall not constitute or be construed or interpreted as (a) an act or omission of the director committed in bad faith or as the result of active or deliberate dishonesty or (b) receipt by the director of an improper benefit, or an improper personal benefit, in money, property, services or otherwise.

The term “Retained Opportunity” shall mean any business opportunity presented in writing to a director designated by a Sponsor or any Sponsor Affiliate expressly in his or her capacity as a director, officer or employee of the Company and not also presented to such person or to any other Sponsor Affiliate, or which such person or any other Sponsor Affiliate became aware of, in any other capacity, and (a) which the Company is financially able to undertake, (b) which the Company is not prohibited by contract or applicable law from pursuing or undertaking, (c) which, from its nature, is in the line of the Company’s business, (d) which is of practical advantage to the Company, (e) in which the Company has an interest or a reasonable expectancy, and (f) which business opportunity has not been rejected by the Board.

Section 5.10 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board, may be removed from office at any time, with or without cause by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors. Notwithstanding the foregoing, for so long as the Stockholders Agreement remains in effect, any director designated by either of the Sponsors may only be removed with the consent of such Sponsor; provided, however, any director designated by a Sponsor or Sponsors may be removed from office at any time for Cause by the affirmative vote of at least 75% of the total votes entitled to to be cast generally in the election of directors, voting together as a single class. For the purposes of this paragraph, “Cause” means with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Company through bad faith or active and deliberate dishonesty.

ARTICLE VI

STOCK

Section 6.1 Authorized Shares. The Company has authority to issue 350,000,000 shares of stock, consisting of 300,000,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), and 50,000,000 shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”), of which 125 shares have been classified as 12.5% Series A Preferred Stock, $0.01 par value per share (“Series A Preferred Stock”), with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption as described in Exhibit A attached hereto. The aggregate par value of all authorized shares of stock having par value is $3,500,000.00. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Section 6.2, 6.3 or 6.4 of this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Company has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. The Board, with the approval of a majority of the entire Board and without any action by the stockholders of the Company, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Company has authority to issue.

Section 6.2 Common Stock. Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each share of Common Stock shall entitle the holder thereof to one vote. The Board may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.

Section 6.3 Preferred Stock. The Board may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, into one or more classes or series of stock.

Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Company; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of stock of the Company outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Company to file articles supplementary with the State Department of Assessments and Taxation of Maryland. Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Company) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary or other charter document.

Section 6.5 Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the holders of Common Stock entitled to vote generally in the election of directors may be taken without a meeting by consent, in writing or by electronic transmission, in any manner and by any vote permitted by the MGCL and set forth in the Bylaws.

Section 6.6 Charter and Bylaws. The rights of all stockholders and the terms of all stock are subject to the provisions of the Charter and the Bylaws. Except with respect to any consent rights of IMC LP or the Sponsors, the Board shall have the exclusive power to amend the Bylaws.

Section 6.7 Distributions. The Board from time to time may authorize the Company to declare and pay to stockholders such dividends or other distributions in cash or other assets of the Company or in securities of the Company, including in shares of one class or series of the Company’s stock payable to holders of shares of another class or series of stock of the Company, or from any other source as the Board in its sole and absolute discretion shall determine. The exercise of the powers and rights of the Board pursuant to this Section 6.7 shall be subject to the provisions of any class or series of shares of the Company’s stock at the time outstanding.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1 Definitions. For the purpose of this Article VII, the following terms shall have the following meanings:

(i) “Aggregate Stock Ownership Limit” shall mean not more than 9.8% in value of the aggregate of the outstanding shares of Capital Stock, or such other percentage determined by the Board in accordance with Section 7.2.8 of the Charter. The value and number of the outstanding shares of Capital Stock shall be determined by the Board, which determination shall be conclusive for all purposes hereof.

(ii) “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

(iii) “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(iv) “Capital Stock” shall mean all classes or series of stock of the Company, including, without limitation, Common Stock and Preferred Stock.

(v) “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 7.3.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (without regard to clauses (vii) or (viii) thereof), 2055 and 2522 of the Code.

(vi) “Common Stock Ownership Limit” shall mean not more than 9.8% (in value or by number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Corporation, or such other percentage determined by the Board of Directors in accordance with Section 7.2.8 of the Charter.

(vii) “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

(viii) “Excepted Holder” shall mean a stockholder of the Company for whom an Excepted Holder Limit is created by the Charter or by the Board pursuant to Section 7.2.7.

(ix) “Excepted Holder Limit” shall mean, with respect to any stockholder of the Company, provided that the affected Excepted Holder agrees to comply with any requirements that may be established by the Board pursuant to Section 7.2.7, the percentage limit established by the Board with respect to such Excepted Holder pursuant to Section 7.2.7, subject to adjustment pursuant to Section 7.2.7.

(x) “Initial Date” shall mean the date upon which the outstanding shares of Capital Stock of the Company are Beneficially Owned by at least 100 Persons (determined under the principles of Section 856(a)(5) of the Code).

(xi) “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (the “NYSE”) or, if such Capital Stock is not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Capital Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the Board.

(xii) “Person” shall mean an individual, corporation, joint venture, limited liability company, unincorporated organization, partnership, estate, state or political subdivision thereof, government agency, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, but Person does not include an Underwriter participating in an offering of shares of Capital Stock and/or convertible securities of the Company, provided that the ownership of such shares of Capital Stock and/or convertible securities by such Underwriter would not result in the Company being “closely held” within the meaning of Section 856(h) of the Code and would not otherwise result in the Company’s failure to qualify as a REIT.

(xiii) “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of this Article VII, would Beneficially Own or Constructively Own shares of Capital Stock, in violation of Section 7.2.1, and, if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

(xiv) “REIT” shall mean a “real estate investment trust” as defined under Sections 856 through 860 of the Code.

(xv) “Restriction Termination Date” shall mean the first day after the Initial Date on which the Board determines pursuant to Section 5.8 of the Charter that it is no longer in the best interests of the Company to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein is no longer required in order for the Company to qualify as a REIT.

(xvi) “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such action or cause any such event, of Capital Stock or the right to vote or receive distributions with respect to Capital Stock, including (a) the granting or exercise of any option or warrant (or any disposition of any option or warrant), (b) any disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Capital Stock, in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

(xvii) “Trust” shall mean any trust provided for in Section 7.3.1.

(xviii) “Trustee” shall mean a Person unaffiliated with the Company, a Prohibited Owner and any Charitable Beneficiary, that is appointed by the Company to serve as trustee of the Trust, and any successor or trustee appointed by the Trustee.

(xix) “Underwriter” shall mean a securities firm or other similar entity, only in its capacity as a party of an underwriting agreement or similar agreement with the Company entered into with the intent of such firm or other entity acquiring securities of the Company for resale.

Section 7.2 Capital Stock.

7.2.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.4:

(a) Basic Restrictions.

(i) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Aggregate Stock Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(ii) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise result in the Company’s failure to qualify as a REIT (including, without limitation, Beneficial Ownership or Constructive Ownership that would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Company from such tenant would cause the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii) If, notwithstanding any other provisions contained herein, any Transfer of shares of Capital Stock that, if effective, would result in the shares of Capital Stock being Beneficially Owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(b) Transfer in Trust. If, notwithstanding the other provisions contained in this Article VII, there is a purported Transfer, change in capital structure or other event such that any Person would Beneficially Own or Constructively Own shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii) or, if effective, any Transfer of Capital Stock occurs which would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 7.2.1(a)(i) or (ii),

(i) then that number of shares of Capital Stock, the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 7.2.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 7.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii) if the Transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.2.1(a)(i)

or (ii), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 7.2.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

7.2.2 Remedies for Breach. If the Board or any duly authorized committee thereof shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 7.2.1 or that a Person intends to acquire or has attempted to acquire Beneficial or Constructive Ownership of any shares of Capital Stock in violation of Section 7.2.1 (whether or not such violation is intended), the Board or a committee thereof shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem shares, refusing to give effect to such Transfer on the books of the Company, or instituting proceedings to enjoin such Transfer or other event, provided, however, that any Transfer or attempted Transfer or other event in violation of Section 7.2.1 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above, irrespective of any action (or non-action) by the Board or a committee thereof.

7.2.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 7.2.1(a), or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 7.2.1(b), shall immediately give written notice to the Company of such event, or in the case of such proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Company’s status as a REIT.

7.2.4 Owners Required to Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a) Every owner of five percent or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of Capital Stock, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of shares of Capital Stock Beneficially Owned and a description of the manner in which such shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s status as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit; and

(b) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the holder of record) who is holding shares of Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Company such information as the Company may request, in order to determine the Company’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

7.2.5 Remedies Not Limited. Subject to Section 5.7 of the Charter, nothing contained in this Section 7.2 shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Company and the interests of its stockholders by preservation of the Company’s status as a REIT and to ensure compliance with Section 7.2.1(a).

7.2.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VII, including any definition contained in Section 7.1, the Board may determine the application of the provisions of this Article VII with respect to any situation, based on the facts known to it. In the event the provisions of this Article VII require any action by the Board and the Charter fails to provide specific guidance with respect to such action, the Board may determine the action to be taken, so long as such action is not contrary to the provisions of this Article VII. Absent a decision to the contrary by the Board, if a Person would have (but for the remedies set forth in Article VII) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 7.2.1, such remedies (as applicable) shall apply first to the shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

7.2.7 Exceptions.

(a) Subject to Section 7.2.1(a)(ii), the Board, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person, subject to the following:

(i) the Board may, in its sole discretion and without obligation, require such information, representations and undertakings from such Person and/or other Persons as the Board may deem reasonably appropriate in order to conclude that the granting of the exemption and/or establishing or increasing the Excepted Holder Limit, as the case may be, will not cause the Company to lose its status as a REIT;

(ii) the Board may, in its sole discretion and without obligation, require that such Person does not own and represents that it will not own or acquire, actually or Constructively, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, actually or Constructively, more than a 10% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board may require such information, representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Board, rent from such tenant would not adversely affect the Company’s ability to qualify as a REIT, shall not be treated as a tenant of the Company); and

(iii) the Board may, in its sole discretion and without obligation, require such Person to agree that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in this Article VII), or any change in such information, will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Sections 7.2.1(b) and 7.3.

(b) Prior to granting any exception pursuant to this Section 7.2.7, the Board may, in its sole discretion and without obligation, require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board, in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may, in its sole discretion and without obligation, impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c) Subject to Section 7.2.1(a)(ii), an underwriter which participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement and provided that the restrictions contained in Section 7.2.1(a) will not be violated following the distribution by such underwriter, placement agent or initial purchaser of such shares of Capital Stock.

(d) The Board may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit.

7.2.8 Increase or Decrease in Common Stock Ownership or Aggregate Stock Ownership Limits. Subject to Section 7.2.1(a)(ii) and this Section 7.2.8, the Board may from time to time increase or decrease the Common Stock Ownership Limit and the Aggregate Stock Ownership Limit; provided, however, that:

(a) Any decrease may be made only prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case such decrease shall be effective immediately);

(b) The Common Stock Ownership Limit or the Aggregate Stock Ownership Limit may not be increased or decreased if, after giving effect to such increase or decrease, five or fewer Persons could Beneficially Own or Constructively Own, in the aggregate, more than 49.9% in value of the outstanding shares of Capital Stock; and

(c) Prior to the modification of the Common Stock Ownership Limit or the Aggregate Stock Ownership Limit, the Board may require such opinions of counsel or IRS ruling satisfactory to the Board as it may deem necessary or advisable in order to determine or ensure the Company’s status as a REIT and may impose such other conditions or restrictions as it deems appropriate.

7.2.9 Legend Regarding Maintenance of REIT Status. If the Company issues shares of Capital Stock evidenced by certificates, each such certificate for shares of Capital Stock shall bear substantially the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE, AMONG OTHERS, OF THE COMPANY’S MAINTENANCE OF ITS STATUS AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE COMPANY’S CHARTER, (I) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE COMPANY’S COMMON STOCK IN EXCESS OF THE COMMON STOCK OWNERSHIP LIMIT UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK OF THE COMPANY IN EXCESS OF THE AGGREGATE OWNERSHIP LIMIT, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK THAT WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (IV) NO PERSON MAY TRANSFER SHARES OF CAPITAL STOCK IF SUCH TRANSFER WOULD

RESULT IN THE CAPITAL STOCK BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH OWNERSHIP CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OR CONSTRUCTIVELY OWN CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES REPRESENTED HEREBY MAY BE AUTOMATICALLY TRANSFERRED TO A TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE AND ABSOLUTE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS USED IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE CHARTER OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.”

Instead of the foregoing legend, the certificate may state that the Company will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

7.2.10 Severability. If any provision of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

Section 7.3 Transfer of Capital Stock in Trust.

7.3.1 Ownership in Trust. Upon any purported Transfer or other event described in Section 7.2.1(b) that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 7.2.1(b). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company, any Prohibited Owner, or any Charitable Beneficiary. Each Charitable Beneficiary shall be designated by the Trustee as provided in Section 7.3.6.

7.3.2 Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall be issued and outstanding shares of Capital Stock. The Prohibited Owner shall have no rights in the shares of Capital Stock held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares of Capital Stock held in trust by the Trustee, shall have no rights to dividends or other distributions, and shall not possess any rights to vote or other rights attributable to the shares of Capital Stock held in the Trust. The Prohibited Owner shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such shares of Capital Stock.

7.3.3 Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable

Beneficiary. Any dividend or other distribution paid prior to the discovery by the Company that the shares of Capital Stock have been transferred to the Trustee shall be paid with respect to such shares of Capital Stock to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or other distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of Capital Stock held in the Trust, and, subject to Maryland law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the direction of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Company has received notification that shares of Capital Stock have been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies, and otherwise conducting votes and determining the other rights of stockholders.

7.3.4 Sale of Shares by Trustee. Within 20 days of receiving notice from the Company that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares of Capital Stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 7.2.1(a). Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate, and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.3.4. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the last trading day before the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale and legal fees and other costs of the Trustee) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of any dividends or other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that shares of Capital Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.3.4, such excess shall be paid to the Trustee upon demand.

7.3.5 Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (A) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price on the last trading day before the day of such devise or gift) and (B) the Market

Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Prohibited Owner by the amount of any dividends or other distributions which has been paid to the Prohibited Owner and is owed by the Prohibited Owner to the Trustee pursuant to Section 7.3.3 of this Article VII. The Company may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept such offer until the Trustee has sold the shares held in the Trust pursuant to Section 7.3.4. Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and distribute any dividends or other distributions held by the Trustee with respect to the shares of Capital Stock to the Charitable Beneficiary.

7.3.6 Designation of Charitable Beneficiaries. The Trustee shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (A) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 7.2.1(a) in the hands of such Charitable Beneficiary and (B) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (without regard to clauses (vii) or (viii) thereof), 2055, and 2522 of the Code.

Section 7.4 NYSE Transactions. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.5 Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.6 Non-Waiver. No delay or failure on the part of the Company or the Board in exercising any right hereunder shall operate as a waiver of any right of the Company or the Board, as the case may be, except to the extent specifically waived in writing.

ARTICLE VIII

AMENDMENTS TO CHARTER

The Company reserves the right from time to time to make any amendment to its Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors, and officers are granted subject to this reservation. In addition to the foregoing, for so long as the Stockholders Agreement remains in effect, each Sponsor individually entitled to designate at least one director to the Board pursuant to the Stockholders Agreement must consent to any amendment to: (i) the second sentence of Section 5.1; (ii) the second sentence of Section 5.2; (iii) Section 5.3; (iv) Section 5.9(b); (v) the second sentence of Section 5.10; (vi) the second sentence of Section 6.6; (vii) Section 7.2.7(d); or (viii) this sentence of the Charter.

ARTICLE IX

LIMITATION OF LIABILITY

To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a Company, no present or former director or officer of the Company shall be liable to the Company or its stockholders for money damages. Neither the amendment nor repeal of this Article IX, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article IX, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal, or adoption.

ARTICLE X

AMENDMENTS

THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board and approved by the stockholders of the Company as required by law.

FOURTH: The current address of the principal office of the Company is as set forth in Article IV of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Company’s current resident agent are as set forth in Article IV of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Company and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.

SEVENTH: The total number of shares of stock which the Company had authority to issue immediately prior to this amendment and restatement was 1,500 shares of stock, consisting of 1,000 shares of Common Stock, $0.01 par value per share, and 500 shares of Preferred Stock, $0.01 par value per share, of which 125 shares were classified as 12.5% Series A Preferred Stock, $0.01 par value per share.

EIGHTH: The total number of shares of stock which the Company has authority to issue pursuant to the foregoing amendment and restatement of the charter is 350,000,000, consisting of 300,000,000 shares of Common Stock, $0.01 par value per share, and 50,000,000 shares of Preferred Stock, $0.01 par value per share, of which 125 shares have been classified as 12.5% Series A Preferred Stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $3,500,000.00.

NINTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Company, and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this      day of             , 2015.

ATTEST:	INTERNATIONAL MARKET CENTERS, INC.

	By:		(SEAL)
Kim Rieck		Robert J. Maricich
Secretary		President

Exhibit A

Terms of 12.5% Series A Preferred Stock

[See attached]

TERMS OF 12.5% SERIES A PREFERRED STOCK

Exhibit A to Amended and Restated Articles of Incorporation of

INTERNATIONAL MARKET CENTERS, INC.

(1) Designation and Number. A series of Preferred Stock, designated as “12.5% Series A Preferred Stock” (the “Series A Preferred Stock”), is hereby established. The par value of the Series A Preferred Stock is $0.01 per share. The number of shares of Series A Preferred Stock is 125. The Series A Preferred Stock shall be uncertificated.

(2) Rank. The Series A Preferred Stock shall, with respect to dividends and redemption rights and rights upon liquidation, dissolution or winding up of the Company, rank senior to the Common Stock of the Company and to all other equity securities issued by the Company (together with the Common Stock, the “Junior Securities”). The term “equity securities” shall not include convertible debt securities unless and until such securities are converted into equity securities of the Company.

(3) Dividends.

3.1 Each holder of the then outstanding Series A Preferred Stock shall be entitled to receive, when and as authorized by the Board, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 12.5% per annum of the total of $1,000.00 per share of Series A Preferred Stock plus all accumulated and unpaid dividends thereon. Such dividends shall accrue on a daily basis and be cumulative from the first date on which any Series A Preferred Stock is issued (the “Original Issue Date”), and shall be payable semi-annually in arrears on or before June 30 and December 31 of each year (each a “Dividend Payment Date”); provided, however, that if any Dividend Payment Date is not a business day, then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid on the preceding business day or the following business day with the same force and effect as if paid on such Dividend Payment Date. Any dividend payable on Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. A “dividend period” shall mean, with respect to the first “dividend period,” the period from and including the Original Issue Date to and including the first Dividend Payment Date, and with respect to each subsequent “dividend period,” the period from but excluding a Dividend Payment Date to and including the next succeeding Dividend Payment Date or other date as of which accrued dividends are to be calculated. Dividends will be payable to holders of record as they appear in the records of the Company at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month in which the applicable Dividend Payment Date falls or on such other date designated by the Board for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”).

3.2 No dividends on Series A Preferred Stock shall be declared by the Company or paid or set apart for payment by the Company at such time as the terms and provisions of any written agreement between the Company and any party that is not an affiliate of the Company, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law. For purposes of this Agreement, “affiliate” shall mean any party that controls, is controlled by or is under common control with the Company.

3.3 Notwithstanding the foregoing, dividends on the Series A Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 3.2 hereof at any time prohibit the current payment of dividends, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared. Furthermore, dividends will be declared and paid when due in all events to the fullest extent permitted by law. Accrued but unpaid dividends on the Series A Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable.

3.4 Unless full cumulative dividends on all outstanding Series A Preferred Stock has been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods, no dividends (other than in shares of Junior Securities) shall be declared or paid or set aside for payment nor shall any other dividend be declared or made upon any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other shares of Junior Securities and except for transfers made pursuant to the provisions of Article VII of the charter of the Company.

3.5 When dividends are not paid in full (or a sum sufficient for such full payment is not set apart) on the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock shall be declared and paid pro rata based on the number of Series A Preferred Stock then outstanding.

3.6 Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remains payable. Holders of the Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of full cumulative dividends on the Series A Preferred Stock as described above.

(4) Liquidation Preference.

4.1 Subject to Section 4.6 below, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (each a “Liquidation Event”), the holders of Series A Preferred Stock then outstanding are entitled to be paid, out of the assets of the Company legally available for distribution to its stockholders, a liquidation preference equal to the sum of the following (collectively, the “Liquidation Preference”): (i) $1,000.00 per share of Series A Preferred Stock, (ii) all accrued and unpaid dividends thereon through and including the date of payment, and (iii) if the Liquidation Event occurs before the Redemption Premium (as defined below) right expires the per share Redemption Premium in effect on the date of payment of the Liquidation Preference, before any distribution of assets is made to holders of any Junior Securities.

4.2 If upon any Liquidation Event the available assets of the Company are insufficient to pay the full amount of the Liquidation Preference on all outstanding Series A Preferred Stock, the holders of Common Stock shall contribute back to the Company any dividends or other payments received from the Company in connection with a Liquidation Event to the extent necessary to enable the Company to pay all sums payable to the holders of the Series A Preferred Stock. If, notwithstanding the funds received from the holders of Common Stock pursuant to the previous sentence, the available assets of the Company are still insufficient to pay the full amount payable hereunder with respect to all outstanding Series A Preferred Stock, then the holders of the Series A Preferred Stock shall share ratably in any distribution of assets in proportion to the full Liquidation Preference to which they would otherwise be respectively entitled.

4.3 After payment of the full amount of the Liquidation Preference to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Company.

4.4 Upon the Company’s provision of written notice as to the effective date of any Liquidation Event, accompanied by a check in the amount of the full Liquidation Preference to which each record holder of the Series A Preferred Stock is entitled, the Series A Preferred Stock shall no longer be deemed outstanding equity interests of the Company and all rights of the holders of such shares will terminate. Such notice shall be given by first class mail, postage pre-paid, to each record holder of the Series A Preferred Stock at the respective mailing addresses of such holders as the same shall appear in the records of the Company.

4.5 The consolidation or merger of the Company with or into any other business enterprise or of any other business enterprise with or into the Company, or the sale, lease or conveyance of all or substantially all of the assets or business of the Company, shall not be deemed to constitute a Liquidation Event; provided, however that any such transaction which results in an amendment, restatement or replacement of the charter that has a material adverse effect on the rights and preferences of the Series A Preferred Stock, or that increases the number of authorized or issued Series A Preferred Stock, shall be deemed a Liquidation Event for purposes of determining whether the Liquidation Preference is payable unless the right to receive payment is waived by holders of a majority of the outstanding Series A Preferred Stock voting as a separate class.

4.6 The Board, in its sole discretion, may elect not to pay the holders of Series A Preferred Stock the sums due pursuant to 4.1 immediately upon a Liquidation Event but instead choose to first distribute such amounts as may be due to the holders of the Common Stock. If the Board elects to exercise this option pursuant to this section, the Board shall first establish a reserve in an amount equal to 200% of all amounts owed to the holders of the Series A Preferred Stock. In the event that the sum held in the reserve is insufficient to pay all amounts owed to the holders of the Series A Preferred Stock hereunder, the holders of Common Stock shall contribute back to the Company any dividends or other payments received from the Company in connection with a Liquidation Event to the extent necessary to enable the Company to pay all sums payable to the holders of the Series A Preferred Stock hereunder. In addition, in the event that the Company elects to establish a reserve for payment of the Liquidation Preference, the Series A Preferred Stock shall remain outstanding until the holders thereof are paid the full Liquidation Preference, which payment shall be made no later than immediately prior to the Company making its final liquidating distribution on the Common Stock. In the event that the Redemption Premium in effect on the payment date is less than the Redemption Premium on the date that the Liquidation Preference was set apart for payment, the Company may make a corresponding reduction to the funds set apart for payment of the Liquidation Preference.

(5) Redemption.

5.1 Right of Optional Redemption. The Company, at its option, may redeem some or all of the Series A Preferred Stock at any time or from time to time, for cash at a redemption price (the “Redemption Price”) equal to $1,000.00 per share of Series A Preferred Stock plus all accrued and unpaid dividends thereon to and including the date fixed for redemption (except as provided in Section 5.3 below), plus a redemption premium per share (each, a “Redemption Premium”) calculated as follows based on the date fixed for redemption:

(i) until December 31, 2013, $100, and

(ii) thereafter, no Redemption Premium.

If less than all of the outstanding Series A Preferred Stock are to be redeemed, the Series A Preferred Stock to be redeemed may be selected by any equitable method determined by the Company provided that such method does not result in the creation of fractional interests.

5.2 Limitations on Redemption. Unless full cumulative dividends on all Series A Preferred Stock shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no Series A Preferred Stock shall be redeemed or otherwise acquired, directly or indirectly, by the Company unless all outstanding Series A Preferred Stock are simultaneously redeemed or acquired, and the Company shall not purchase or otherwise acquire, directly or indirectly, any Junior Securities of the Company (except by exchange for other Junior Securities); provided, however, that the foregoing shall not prevent the purchase by the Company of interests transferred to a Charitable Beneficiary (as defined in and pursuant to Section 9 below) in order to ensure that the Company remains qualified as a real estate investment trust for federal income tax purposes or the purchase or acquisition of the Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Stock.

5.3 Rights to Dividends on Shares Called for Redemption. Immediately prior to or upon any redemption of the Series A Preferred Stock, the Company shall pay, in cash, any accumulated and unpaid dividends to and including the redemption date.

5.4 Procedures for Redemption.

(i) Upon the Company’s provision of written notice as to the effective date of the redemption, accompanied by a check in the amount of the full Redemption Price through such effective date to which each record holder of Series A Preferred Stock is entitled, the Series A Preferred Stock shall be redeemed and shall no longer be deemed outstanding the Company and all rights of the holders of such shares will terminate. Such notice shall be given by first class mail, postage pre-paid, to each record holder of the Series A Preferred Stock at the respective mailing addresses of such holders as the same shall appear in the records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective or not given.

(ii) In addition to any information required by law, such notice shall state: (A) the redemption date; (B) the Redemption Price; (C) the number of shares of Series A Preferred Stock to be redeemed; and (D) that dividends on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of the Series A Preferred Stock held by such holder to be redeemed.

(iii) If notice of redemption of any Series A Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company for the benefit of the holders of any Series A Preferred Stock so called for redemption, then, from and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the Redemption Price. Since the Series A Preferred Stock are uncertificated, such shares shall be redeemed in accordance with the notice and no further action on the part of the holders of such shares shall be required.

(iv) The deposit of funds with a bank or trust corporation for the purpose of redeeming the Series A Preferred Stock shall be irrevocable except that:

(A) the Company shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any shares redeemed shall have no claim to such interest or other earnings; and

(B) any balance of monies so deposited by the Company and unclaimed by the holders of the shares of Series A Preferred Stock entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the holders of the shares entitled to the funds so repaid to the Company shall look only to the Company for payment of the Redemption Price without interest or other earnings.

(6) Status of Redeemed Shares. Any shares of the Series A Preferred Stock that shall at any time have been redeemed or otherwise acquired by the Company shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Stock, $0.01 per share, of the Company, which may be issued by the Board from time to time at its discretion

(7) Voting Rights. Except as provided in this Section, the holders of the Series A Preferred Stock shall not be entitled to vote on any matter submitted to the stockholders of the Company for a vote. Notwithstanding the foregoing, the consent of the holders of a majority of the outstanding Series A Preferred Stock, voting as a separate class, shall be required for (a) authorization or issuance of any equity interests of the Company with any rights that are senior to or have parity with the Series A Preferred Stock, (b) any amendment to the Charter which has a material adverse effect on the rights and preferences of the Series A Preferred Stock or which increases the number of authorized or issued Series A Preferred Stock, or (c) any reclassification of the Series A Preferred Stock.

(8) Conversion. The Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Company.

(9) Definitions. Terms used but not defined in this Exhibit A shall have the meaning assigned to them in the charter.

39